United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2013
The Laclede Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
720 Olive Street
St. Louis, Missouri 63101
(Address of principal executive offices, including ZIP code)
(314) 342-0500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.

On December 17, 2012, The Laclede Group Inc. (“Laclede Group”), announced that it entered into definitive agreements, through two wholly owned subsidiaries, Plaza Missouri Acquisition, Inc. (“Plaza Missouri”), and Plaza Massachusetts Acquisition, Inc. (“Plaza Massachusetts”), to acquire from Southern Union Company (“SUG”) substantially all of the assets and liabilities of Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”) for $975 million and $60 million, respectively.

On January 11, 2013, Plaza Missouri assigned the rights and obligations under the MGE acquisition agreement to Laclede Gas Company (“Laclede Gas”), the principal subsidiary of Laclede Group.

On February 11, 2013, Laclede Group entered into a stock purchase agreement with Algonquin Power & Utilities Corp. (“APUC”) pursuant to which APUC, through its subsidiary Liberty Utilities Co. (“Liberty Utilities”), agreed to acquire from Laclede Group all of the outstanding shares of Plaza Massachusetts’s common stock for a purchase price of $11 million. Liberty Utilities will acquire Plaza Massachusetts immediately prior to the closing of the acquisition under the NEG acquisition agreement.

On July 17, 2013, the Missouri Public Service Commission provided the necessary regulatory approvals for Laclede Gas’ acquisition of MGE. The NEG transaction remains contingent upon regulatory approval from public utility regulators in Massachusetts.

Laclede Group is filing the information under this Item 8.01 solely to file the required unaudited interim historical financial statements of MGE and unaudited pro forma combined condensed financial statements, which give pro forma effect to the transactions described above. Laclede Group previously filed the required annual audited historical financial statements of MGE on its Form 8-K dated May 20, 2013.

This Item 8.01 contains:

•	historical financial statements of MGE, in accordance with Rule 3-05 of Regulation S-X , included as Exhibit 99.1, which is incorporated herein by reference; and

•
pro forma financial information of Laclede Group and MGE in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to Laclede Group’s pending acquisition of MGE, included as Exhibit 99.2 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Filed herewith are the following financial statements of MGE:

Unaudited Interim Financial Statements of Missouri Gas Energy as of June 30, 2013 and for the three and six months ended June 30, 2013 and 2012.

(b)	Pro Forma Financial Information.

Filed herewith is the following pro forma financial information:

Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended June 30, 2013 and for the year ended September 30, 2012 and Unaudited Pro Forma Combined Condensed Balance Sheets as of June 30, 2013 and September 30, 2012, of The Laclede Group, Inc. and Missouri Gas Energy.

(d)	Exhibits.

The following exhibits are filed as part of this report:

99.1	Unaudited Interim Financial Statements of Missouri Gas Energy as of June 30, 2013 and for the three and six months ended June 30, 2013 and 2012

99.2
Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended June 30, 2013 and for the year ended September 30, 2012 and Unaudited Pro Forma Combined Condensed Balance Sheets as of June 30, 2013 and September 30, 2012, of The Laclede Group, Inc. and Missouri Gas Energy

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: August 6, 2013	By:	/s/ M. D. Waltermire
M. D. Waltermire Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Unaudited Interim Financial Statements of Missouri Gas Energy as of June 30, 2013 and for the three and six months ended June 30, 2013 and 2012

99.2
Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended June 30, 2013 and for the year ended September 30, 2012 and Unaudited Pro Forma Combined Condensed Balance Sheets as of June 30, 2013 and September 30, 2012, of The Laclede Group, Inc. and Missouri Gas Energy